Exhibit 99.1

Contact:	Robert Saltmarsh
Chief Financial Officer
Nanogen, Inc.
858-410-4600
rsaltmarsh@nanogen.com

NANOGEN RECEIVES STOCKHOLDER APPROVAL ON TWO OF THREE

PROPOSALS AND ADJOURNS SPECIAL MEETING TO

FEBRUARY 11, 2008

SAN DIEGO, CA (February 1, 2008)—Nanogen, Inc. (Nasdaq: NGEN) announced today that it has received stockholder approval on two of the three proposals presented at its special meeting of stockholders on February 1, 2008. The stockholders approved an amendment of the company’s restated certificate of incorporation to increase the number of authorized common shares and to permit the board of directors to effect a reverse stock split at a specific ratio within a range of 1:5 to 1:15, to be determined by the board. Proposal #1, which seeks approval of the company’s debt financing completed in August 2007, has received approximately 90 percent approval of those voting but remains shy of the necessary total votes. The company has adjourned the special meeting in order to provide remaining stockholders with the opportunity to vote and approve this proposal. The special meeting was adjourned until February 11, 2008 at 2:00 PM PST at its offices at 10398 Pacific Center Court, San Diego, California.

Approval of all three proposals are an important and continuing component of the company’s restructuring activities announced in September 2007 and are needed to provide the company with increased financing flexibility until positive cash flow is achieved. If all proposals are approved and new financings become available, the company expects to achieve cash flow breakeven in late 2008.

Nanogen stockholders as of December 20, 2007 who have not voted and wish to do so should contact the company’s proxy solicitor, Georgeson Inc. at (800) 501-4283.

For additional information please visit Nanogen’s website at www.nanogen.com.

About Nanogen, Inc.

Nanogen’s advanced technologies provide researchers, clinicians and physicians worldwide with improved methods and tools to predict, diagnose, and ultimately help treat disease. The company’s products include real-time PCR reagents and kits based on the Company’s proprietary probe technology branded as MGB Alert® and Q-PCR Alert, and a line of rapid point-of-care diagnostic tests used in urgent care settings to aid in the diagnosis of heart failure conditions. Nanogen’s ten years of pioneering research involving nanotechnology holds the promise of miniaturization and continues to be supported for its potential for diagnostic and biodefense applications. For additional information please visit Nanogen’s website at www.nanogen.com.

Important Information Filed with the SEC

Nanogen and its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of stockholders. Nanogen has filed with the SEC and mailed to its stockholders definitive proxy statement for the special meeting of the stockholders. The definitive proxy statement will contain important information regarding the participants in the solicitation and proposals submitted to the stockholders for approval at the special meeting. Stockholders of Nanogen are advised to read the definitive proxy statement before casting votes. Stockholders of Nanogen may obtain, free of charge once they become available, copies of the definitive proxy statement and other documents filed by Nanogen with the SEC at the internet website maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Nanogen at (858) 410-4600.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including those relating to the need for additional financing, anticipated cash flow, delisting from the NASDAQ Global Market, whether patents owned or licensed by Nanogen will be developed into products, whether the patents owned by Nanogen offer any protection against competitors with competing technologies, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

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